                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement       / / Confidential for Use of the Commission
                                      Only (as permitted by Rule 14a-6(e)2)
/ / Definitive Proxy  Statement
/ / Definitive Additional Materials
/ / Soliciting Material  Pursuant to Rule  14a-11(c) or Rule 14(a)-12

                         Objective Communications, Inc.
                         ------------------------------
                  (Name of Registrant as Specified in Charter)

        ----------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

  Payment of Filing Fee (Check the appropriate box):
  /X/   No fee required.
  / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1)   Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

  / / Fee paid previously with preliminary materials.

  / /   Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)      Amount Previously Paid:
  (2)      Form, Schedule or Registration Statement no.:
  (3)      Filing Party:
  (4)      Date Filed:

                         OBJECTIVE COMMUNICATIONS, INC.
                             50 INTERNATIONAL DRIVE
                         PORTSMOUTH, NEW HAMPSHIRE 03801

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 19, 1999

                                 ---------------

To Our Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders of Objective Communications, Inc. (the "Company") will be held at the Company's headquarters, located at 50 International Drive, Portsmouth, New Hampshire 03801, on March 19, 1999 at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to amend the Second Amended and Restated Certificate of Incorporation of the Company to effect a one share for _____ shares reverse stock split of the Company's issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), and to amend and restate the Company's existing Certificate of Incorporation to read as set forth on Exhibit A;

          2. To consider and vote upon a proposal to approve the issuance by the Company of shares of Common Stock (and securities exercisable, convertible or exchangeable for shares of Common Stock) in a private placement in excess of 20% of the number of outstanding shares of Common Stock; and

          3. To transact such other business as may properly come before Special Meeting of Stockholders or any adjournment thereof.

     Only holders of record of Common Stock of the Company at the close of business on February 16, 1999 will be entitled to notice of, and to vote at, the Special Meeting of Stockholders or any adjournment or postponement thereof.

                                      By Order of the Board of Directors,

                                      Robert H. Emery
                                      Secretary

Dated: February 19, 1999

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                         OBJECTIVE COMMUNICATIONS, INC.
                             50 INTERNATIONAL DRIVE
                         PORTSMOUTH, NEW HAMPSHIRE 03801

                                 ---------------

                         SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 19, 1999

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                               GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Objective Communications, Inc. (the "Company") for use at a Special Meeting of Stockholders, or an adjournment or postponement of the special meeting (the "Special Meeting"), to be held at the Company's headquarters, located at 50 International Drive, Portsmouth, New Hampshire 03801, on Friday, March 19, 1999, at 10:00 a.m., local time. The purpose of the Special Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting.

     The Company will pay the costs of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company may solicit proxies by personal interview, telephone and facsimile. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material. The Company also may retain a proxy soliciting firm to assist in the collection of proxies and the solicitation of proxies by personal interview, telephone, facsimile and telegram. It is expected that, if a proxy soliciting firm is retained, the fees for such firm will not exceed $10,000, plus reimbursement of out-of-pocket expenses.

     A list of the stockholders entitled to vote at the Special Meeting of Stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, for ten days prior to the meeting at the Company's corporate offices located at 50 International Drive, Portsmouth, New Hampshire 03801.

     This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about February 19, 1999.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the Special Meeting and a return envelope are enclosed. Shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company outstanding as of the record date for the Special Meeting and represented by a properly executed proxy, if such proxy is timely received and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to effect the one share for ____shares reverse stock split, and "FOR" the proposal to approve the issuance by the Company of shares of Common Stock (and securities exercisable, convertible or exchangeable for shares of Common Stock) in a private placement in excess of 20% of the number of outstanding shares of Common Stock. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the Special Meeting. If any such matters properly come before the Special Meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the Special Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801,
Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of the Common Stock of the Company at the close of business on February 16, 1999 (the "Record Date") will be eligible to vote at the Special Meeting. Each holder of Common Stock is entitled to one vote at the Special Meeting for each share of Common Stock held by such stockholder. As of February 8, 1999, there were 6,881,035 shares of Common Stock outstanding. As of that date, there were also issued and outstanding 209,091 shares of Series B 5% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"). Holders of shares of Series B Preferred Stock are not entitled to notice of or to vote at the Special Meeting.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the Special Meeting. The inspectors of election will treat shares represented by executed proxies which abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on Proposal No. 1 or Proposal No. 2, those shares will not be treated as present and entitled to vote for purposes of determining whether Proposal No. 1 and Proposal No. 2 are approved.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of February 8, 1999, by (i) all persons known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each current director of the Company, and (iii) all current directors and executive officers of the Company, as a group. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws where applicable.

                                                                                 AMOUNT AND
                                                                                  NATURE OF           PERCENT
                                                                                 BENEFICIAL             OF
                                                                                 OWNERSHIP           CLASS (1)
                                                                                 ----------          ---------
       Anthony M. Agnello(2).........................................               4,133                 *%
       Robert L. Barnett(3)..........................................              29,266                 *
       Donald W. Barrett(4)..........................................              29,000                 *
       James F. Bunker (5)...........................................              40,000
       Eugene R. Cacciamani(6).......................................              34,400                 *
       Marc S. Cooper(7).............................................             246,900               3.5
       Lincoln D. Faurer(8)..........................................              24,000                 *
       Clifford M. Kendall(9)........................................              67,699               1.0
       Roy C. Nash(10)...............................................              25,266                 *
       Steven A. Rogers(11)..........................................             989,912              14.3
       John B. Torkelsen(12).........................................             497,333               7.0

       All directors and executive officers as a group (15                      2,114,604              27.5%
       persons)(13)..................................................       -------------           --------

----------

  *  Less than one percent

(1) Applicable percentage of ownership is based on 6,881,035 shares of Common Stock outstanding as of February 7, 1999. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "Commission"). For each beneficial owner, shares of Common Stock subject to options or conversion rights exercisable within 60 days of the date of this proxy are deemed outstanding.

(2) The address of Mr. Agnello is 2540 Route 130, Cranbury, New Jersey 08512. Mr. Agnello was elected as a member of the Board of Directors pursuant to a voting agreement among the Company, Mr. Rogers, Applewood Associates, L.P. ("Applewood") and Acorn Technology Partners, L.P. ("Acorn"). Consists of 4,133 shares of Common Stock issuable upon exercise of options.

(3) The address of Mr. Barnett is 1445 South Ridge Road, Lake Forest, Illinois 60045. Includes 21,766 shares of Common Stock issuable upon exercise of options.

(4) The address of Mr. Barrett is 3105 Bennett Point Road, Queenstown, Maryland 21658. Includes 24,000 shares of Common Stock issuable upon exercise of options.

(5) The address of Mr. Bunker is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Excludes any shares of Common Stock that may be acquired upon conversion of the outstanding 5% Convertible Debentures due 2003 of the Company (the "5% Convertible Debentures"), of which Mr. Bunker beneficially owns, through a limited partnership that he controls, $25,000 original principal amount.

(6) The address of Dr. Cacciamani is 10100 New London Drive, Potomac, Maryland 20854. Includes 24,400 shares in aggregate principal amount of Common Stock issuable upon exercise of options. Excludes any shares of Common Stock issuable upon conversion of the outstanding 5% Convertible Debentures, of which Mr. Cacciamani owns $10,000 original principal amount.

(7) The address of Mr. Cooper is 888 Seventh Avenue, 17th Floor, New York, New York 10019. Consists of 180,000 shares of Common Stock that may be acquired upon exercise of an option that is currently exercisable (the "Barington Option"), 66,900 shares of Common Stock issuable upon the exercise of other options. Excludes any shares of Common Stock issuable upon conversion of the outstanding 5% Convertible Debentures, of which Mr. Cooper owns $25,000 original principal amount. The Barington Option is held by Barington Capital Group, L.P. ("Barington") and was granted by the Company in connection with the initial public offering of the Company's Common Stock in April 1997. Mr. Cooper also is a stockholder in LNA Capital Corp., the corporate general partner of Barington. Includes options to acquire 27,000 shares of Common Stock which Cross Connect, L.L.C. has the right to acquire under certain conditions. Cross Connect, L.L.C. is not affiliated with Barington or Mr. Cooper, and Mr. Cooper disclaims beneficial ownership of the 27,000 shares of Common Stock that may be acquired upon exercise of such options.

(8) The address of Lt. Gen. Faurer is 1438 Brookhaven Drive, McLean, Virginia 22102. Consists of 24,000 shares of Common Stock issuable upon the exercise of options.

(9) The address of Mr. Kendall is 2 Tobin Court, Potomac, Maryland 20854. Includes 42,699 shares of Common Stock issuable upon the exercise of options. Excludes any shares of Common Stock issuable upon conversion of the outstanding 5% Convertible Debentures, of which Mr. Kendall owns $100,000 original principal amount.

(10) The address of Mr. Nash is 4251 Gulf Shore Boulevard North, Naples, Florida 34103. Includes 21,766 shares of Common Stock issuable upon the exercise of options.

(11) The address of Mr. Rogers is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 16,666 shares of Common Stock issuable upon exercise of warrants, and 43,333 shares of Common Stock issuable upon exercise of options.

(12) The address of Mr. Torkelsen is 240 Library Place, Princeton, New Jersey 08540. Includes (i) 4,133 shares of Common Stock issuable upon the exercise of options; (ii) 280,580 shares of Common Stock beneficially owned by Princeton Venture Research, Inc. ("PVR"), of which Mr. Torkelsen is the President and majority stockholder, and which are pledged to BT Alex. Brown to secure certain obligations; (iii) 107,620 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by PVR;
     (iv) 100,000 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by Acorn Technology Fund, L.P., of which Mr. Torkelsen is the general partner, and which are currently held in escrow pending a financial settlement with a financial institution; and (v) 5,000 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by Pamela Torkelsen. Mr. Torkelsen disclaims beneficial ownership of the warrants owned by Mrs. Torkelsen.

(13) Includes 562,989 shares of Common Stock issuable to executive officers and directors upon exercise of options and 235,119 shares of Common Stock issuable to executive officers and directors upon the exercise of warrants.


              APPROVAL OF AMENDMENTS TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

                                (PROPOSAL NO. 1)

     Stockholders of the Company are being asked to consider and vote upon a proposal to amend the Second Amended and Restated Certificate of Incorporation of the Company (the "Existing Certificate of Incorporation"), to adopt amendments to effectuate a one share for _____ shares reverse stock split in the issued and outstanding shares of Common Stock. Upon the approval of this Proposal No. 1 by the stockholders of the Company, the Existing Certificate of Incorporation will be amended and restated to read in the form of the Third Amended and Restated Certificate of Incorporation attached hereto as Exhibit A. The Board of Directors has approved the proposal to effect a one share for _____ shares reverse stock split in the Company's issued and outstanding Common Stock, and directed that the proposal be submitted to the stockholders for approval. The proposal to amend the Existing Certificate of Incorporation to amend and restate Article Fifth relating to the Company's Common Stock to effectuate a one share for _____ shares reverse stock split is referred to in this Proxy Statement as the "Reverse Stock Split."

     Except for any changes as a result of the repurchase by the Company of fractional shares, each stockholder of the Company will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each stockholder did immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided in this Proxy Statement, the proposed amendments to the Existing Certificate of Incorporation and the Reverse Stock Split will be effected by the amendment and restatement of the Existing Certificate of Incorporation to read in the form attached to this Proxy Statement as Exhibit A (the "Amended and Restated Certificate of Incorporation"). Subject to the receipt of the requisite stockholder approval, the Amended and Restated Certificate of Incorporation and the Reverse Stock Split would be effective on which the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date"), which is expected to occur promptly following the Special Meeting. A copy of the Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Exhibit A and incorporated into this Proxy Statement by this reference. The discussion of the proposed amendments to Article Fifth of the Existing Certificate of Incorporation, the Reverse Stock Split and the Amended and Restated Certificate of Incorporation are qualified by reference to the text of the Amended and Restated Certificate of Incorporation. You are encouraged to read the Amended and Restated Certificate of Incorporation in its entirety.

     At the Effective Date, each _____ shares of Common Stock issued and outstanding will automatically and without further action by the Board of Directors or stockholders of the Corporation, be reclassified and converted into one share of Common Stock. Fractional shares will not be issued as a result of the Reverse Stock Split, but will be repurchased by the Company for cash at the current fair market value of the fractional share interest. The cash payment for the fractional share interest will be calculated by multiplying the fractional share by the fair market value per share of Common Stock, which will be the closing sale price per share of Common Stock on the Nasdaq National Market (or any other listing or quotation system on which the shares of Common Stock are then listed or quoted) on the business day prior to the Effective Date.

     If the proposal to amend the Existing Certificate of Incorporation to effect the Reverse Stock Split and to adopt the Amended and Restated Certificate of Incorporation is approved by the requisite vote of the stockholders of the Company, the Company intends to file the Amended and Restated Certificate of Incorporation promptly with the Secretary of State of the State of Delaware. However, notwithstanding the approval of the proposal by the stockholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Amended and Restated Certificate of Incorporation if the Board of Directors determines that filing the Amended and Restated Certificate of Incorporation would not be in the best interests of the Company and its stockholders. In addition, the Board is authorized to make any changes to the proposed amendments to the Existing Certificate of Incorporation that it determines to be necessary to give effect to the intent and purposes of the Reverse Stock Split proposal.

REASONS FOR THE REVERSE STOCK SPLIT

       The Company has entered into a letter of intent with ____________________ ("____") dated January 14, 1999 (the "Letter of Intent") relating to, among other things, a proposed public offering by the Company of shares of its Common Stock in an offering for which ____ would act as the managing underwriter (the "____ Offering"). It is a condition to ____ proceeding with the ____ Offering that the Company have effected a one share for _____ shares reverse stock split of its issued and outstanding Common Stock. The primary purpose of the Reverse Stock Split is to satisfy a condition to ____ proceeding with the ____ Offering. The Reverse Stock Split will combine the issued and outstanding shares of Common Stock, so it is anticipated that the principal effect of the Reverse Stock Split will be to significantly increase the market price per share of the Common Stock after giving effect to the Reverse Stock Split, as compared with the market price per share of the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company believes that a significant increase in the price per share of the Common Stock will facilitate the ____ Offering. However, even if the Reverse Stock Split is effected, the completion of the ____ Offering also is subject to a number of other conditions and uncertainties many of which are beyond the Company's control, including economic and market conditions. The Company therefore cannot provide you with any assurance that the ____ Offering will be completed, or if completed, the timing of the ____ Offering or the gross proceeds that will be received by the Company from the ____ Offering.

       The Board of Directors believes that the ____ Offering is in the best interests of the Company and its stockholders. The Company requires additional financing to fund operations. At December 31, 1998, the Company had essentially no cash remaining from which to fund operations. In late January, the Company consummated a private placement of 28.5 units, each unit consisting of a $100,000 unsecured negotiable promissory note and 40,000 shares of Common Stock, resulting in gross proceeds to the Company of $2,850,000. However, the Company estimates that the net proceeds from the private placement are sufficient to fund the Company's operations only for three months. If the Company is not able to complete the ____ Public Offering or to obtain alternative sources of financing, the Company will be forced to consider alternative methods of maximizing shareholder value, which could include sales of the Company's assets, a sale of the Company, workout alternatives or bankruptcy.

       The Company also believes that the current low price per share at which the Company's Common Stock is trading reduces the marketability of the Common Stock because certain brokerage firms are reluctant to recommend low-priced stock to their clients. Investors may view low-priced stock as unattractive, more risky or more volatile than alternative investments. In addition, certain brokerage houses have policies and practices that discourage individual brokers within those firms from dealing in lower priced stocks. These policies and practices pertain, among other things, to payment of brokerage commissions and to time-consuming procedures that function to cause lower priced stocks to be less attractive to brokers from an economic point of view. In addition, since brokerage commissions on lower priced stocks represent a higher percentage of the stock price than commissions on higher priced stocks, the current price per share of the Common Stock may result in individual stockholders paying higher per share transaction costs. The Board of Directors also believes that the Reverse Stock Split will enhance the Company's flexibility in the future for financing and capitalization needs. The Company cannot assure you that the Reverse Stock Split will have any of the foregoing effects.

       For the reasons set forth above, the Board of Directors of the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, the Company cannot assure you that the

Reverse Stock Split will have the desired consequences. The Company anticipates that, following consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price per share of the Common Stock. THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMMON STOCK AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE. IN MANY CASES, THE TOTAL MARKET CAPITALIZATION OF A COMPANY FOLLOWING A REVERSE STOCK SPLIT IS LOWER, AND MAY BE SUBSTANTIALLY LOWER, THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE REVERSE STOCK SPLIT.

       THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES PROPOSED TO BE SOLD BY THE COMPANY IN THE ____ OFFERING, WHICH WILL BE MADE BY MEANS OF A PROSPECTUS RELATING TO THOSE SECURITIES.

       A REGISTRATION STATEMENT RELATING TO THE SECURITIES PROPOSED TO BE SOLD BY THE COMPANY IN THE ____ OFFERING HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THE SECURITIES PROPOSED TO BE SOLD BY THE COMPANY IN THE ____ OFFERING MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

       A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE OBTAINED FROM: ____________________,
____________________, ________, _______ _____, TELEPHONE: (___) ___-____.

EFFECTS OF THE REVERSE STOCK SPLIT PROPOSAL

       After the effectiveness of the Reverse Stock Split, each stockholder will own approximately ___% of the number of shares of Common Stock as such stockholder owned prior to the Reverse Stock Split, but will own the same percentage of the outstanding shares of Common Stock of the Company, except that the Company will repurchase fractional share interests at the then current fair market value. Each stockholder of the Company immediately prior to the Reverse Stock Split will continue to be a stockholder of the Company after the Reverse Stock Split, except that the Company will repurchase all of the fractional share interests received in the Reverse Stock Split. Accordingly, stockholders holding _____ or fewer shares of Common Stock will no longer be stockholders of the Company after the Reverse Stock Split. The number of shares of Common Stock that may be purchased upon the exercise or conversion of outstanding options, warrants, and other securities convertible into or exchangeable for shares of Common Stock of the Company (collectively, the "Convertible Securities") and the per share exercise or conversion price per share will be adjusted appropriately so that, as of the Effective Date, the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be approximately
___% of the number issuable in respect thereof immediately prior to the Effective Date and the aggregate exercise and conversion prices thereunder will remain unchanged.

       As a result of the Reverse Stock Split, certain stockholders may own "odd lots" of fewer than one hundred (100) shares of Common Stock. Brokerage commissions and other costs of transactions in fewer than odd lots may be higher than for odd lot transactions, particularly on a per-share basis.

       The par value of the Common Stock of $.01 per share will remain unchanged as a result of the Reverse Stock Split. The number of outstanding shares of Common Stock will be reduced by ____% and by such additional number to account for the repurchase by the Company of fractional share interests that otherwise would result from the Reverse Stock Split. Accordingly, the aggregate par value of the issued and outstanding shares of Common Stock, and the paid-in capital associated with the Common Stock, will be reduced, and the paid-in surplus (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. The Reverse Stock Split will not have any affect on the Company's current Accumulated Stockholders' Deficit. If the Reverse Stock Split is effected, all share and per share information in the Company's financial statements will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings with the Securities and Exchange Commission and the Nasdaq Stock Market.

EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

       If the Reverse Stock Split is approved by the stockholders of the Company, the combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur on the Effective Date automatically and without any further action on the part of the stockholders and regardless of the date on which the certificates representing the share of Common Stock are physically surrendered to the Company for exchange. Every _____ issued and outstanding shares of Common Stock would be converted and reclassified into one share of Common Stock in the Reverse Stock Split, and any fractional share interests resulting from such reclassification and combination would be repurchased by the Company for cash at a price equal to the fair market value of the Common Stock on the day preceding the Effective Date multiplied by such fractional share interest. The "fair market value" of the Common Stock means the closing price per share as reported on the Nasdaq National Market (or on such other quotation system or exchange on which the Common Stock is then quoted or listed for trading) on the business day immediately preceding the Effective Date.

       As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of Common Stock for use in forwarding to the Company stock certificates for surrender and exchange for certificates representing the number of shares of Common Stock to which such holder is entitled and the cash payment (to be paid by check) for any fractional share interest. The transmittal forms will be accompanied by instructions specifying the details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the effectiveness of the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock to which such holder is entitled as a result of the Reverse Stock Split, and a check for the cash payment to which such holder is entitled as a result of the repurchase by the Company of fractional share interests, if any.

       STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

       As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "existing certificate") will be deemed canceled and, for all corporate purposes, will be deemed only to evidence ownership of the number of shares of Common Stock into which the shares of Common Stock evidenced by such existing certificates have been converted by the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the material federal income tax consequences of the Reverse Stock Split to stockholders of the Company. The following summary discussion is based upon the Internal Revenue Code of 1986 (the "Code"), Treasury regulations thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled, or modified at any time, possibly with retroactive effect. There can be no assurance that such changes will not adversely affect the matters discussed in this summary. No ruling from the Internal Revenue Service ("IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

       This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

       STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

       The Company believes that the Reverse Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code and as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, the

Company believes that no gain or loss should be recognized by a stockholder in the Reverse Stock Split, except with respect to any cash received in lieu of fractional share interests. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split. Generally, the aggregate tax basis will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own advisers to determine their basis in the shares of Common Stock received in exchange in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. Each stockholder who receives cash, if any, in lieu of fractional share interests will recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis allocable to such fractional shares.

       This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. Each stockholder should consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws. It is the responsibility of each stockholder to obtain and rely on advice from his or her personal tax advisor with respect to the effect of the Reverse Stock Split on his or her personal tax situation; the effect of possible future legislation and regulations; and the reporting of information required in connection with the Reverse Stock Split on his or her own tax returns. It also will be the responsibility of each stockholder to prepare and file appropriate tax returns.

VOTE REQUIRED

       The adoption of the proposed amendment to Article Fifth of the Existing Certificate of Incorporation of the Company to effectuate the Reverse Stock Split and the amendment and restatement of the Existing Certificate of Incorporation to read in the form of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A, requires the approval of the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date.

       If the proposed amendment to Article Fifth of the Restated Certificate of Incorporation is approved by the stockholders, it will become effective upon filing and recordation of a Certificate of Amendment with the Secretary of State of the State of Delaware as required by the DGCL. IF THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE THE REVERSE STOCK SPLIT IS NOT APPROVED, THE REVERSE STOCK SPLIT WILL NOT BE IMPLEMENTED. IF THE REVERSE STOCK SPLIT IS NOT EFFECTED, THE COMPANY ANTICIPATES THAT IT WILL BE UNABLE TO PROCEED WITH THE PUBIC OFFERING AND HAS NOT IDENTIFIED ANY ALTERNATIVE SOURCES OF FINANCING AVAILABLE TO IT. The effect of an abstention or a broker non-vote will have the effect of a vote against the proposal.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO ARTICLE FIFTH OF THE EXISTING CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND TO AMEND AND RESTATE THE EXISTING CERTIFICATE OF INCORPORATION TO READ AS SET FORTH ON EXHIBIT A.

          APPROVAL OF ISSUANCE BY THE COMPANY OF SHARES OF COMMON STOCK
     (AND SECURITIES EXERCISABLE, CONVERTIBLE OR EXCHANGEABLE FOR SHARES OF COMMON STOCK) IN A PRIVATE PLACEMENT IN EXCESS OF 20% OF THE OUTSTANDING
                        NUMBER OF SHARES OF COMMON STOCK

                                  (PROPOSAL 2)

       As indicated in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, and in press releases and other information that has been publicly disseminated and filed with the Commission, the Company is in need of additional financing to fund the Company's operations. As of September 30, 1998, the Company had cash on hand of $1,756,000. At December 31, 1998, the Company had essentially no cash remaining from which to fund operations. Between December 31, 1998 and February 5, 1999, the closing date of the private placement by the Company of units, the Company paid only expenses that were required to continue operating and financed such payments in part from advances from executive officers. On February 5, 1999, the Company closed a private placement of units from which it received an estimated $2,430,000 in net proceeds. However, the net proceeds to the Company from the private placement of units will fund operations for only an estimated three months. Further, the net proceeds from the unit placement will not be sufficient to permit the Company to identify and develop new products that continue the development of the VidPhone(R) system, or otherwise expand business operations.

       The Board of Directors of the Company has considered various alternatives of raising additional financing. As discussed above, and as has been publicly announced by the Company, the Company currently intends to file a registration statement in the near future relating to a public equity offering expected to raise $15 million in gross proceeds. The Company is pursuing the equity financing to raise additional working capital and to fund continuing operations. The Company currently expects that the public equity offering will be completed early in the second quarter of 1999. However, the Company's ability to complete a public equity offering is subject to a number of conditions, many of which are beyond its control. In particular, the Company may have to withdraw or delay its anticipated public offering because of conditions in the stock market, general economic conditions, or because of a change in the market for video conferencing equipment. If the Company were to be unsuccessful in its efforts to complete a public offering, then it currently anticipates that it would seek to raise additional capital through a private offering of the Company's securities. The net proceeds of any private placement of securities would be used to fund continuing operations, including sales and marketing initiatives.

       The Company has not had any discussions regarding a private placement of securities and cannot predict the securities that it would seek to place in a private financing. However, the Company's Board of Directors believes that it is in the best interests of the Company that the Company have the flexibility to issue equity securities in a private placement transaction, if required to meet the Company's continuing financing needs. Pursuant to Rule 4460(i)(1)(D) ("Rule 4460(i)(1)(D)") of the Nasdaq Stock Market, Inc. ("Nasdaq"), the Company is required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance by the Company of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) that equals 20% or more of the Common Stock of the Company outstanding before the issuance of such securities at a price below market value (the "20% Limitation"). On February 5, 1999, the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market was $2.5625 per share. The Company currently expects it would require between $12 million and $15 million to fund operations for at least the next twelve months. As of the date of this proxy statement, there are 6,881,035 shares of Common Stock outstanding. Thus, if the Company were to pursue a private equity financing and seek to raise only $12 million, the 20% Limitation would be exceeded. If the stockholders approve this Proposal Number 2, then if the anticipated public offering is not completed, the Board of Directors of the Company will have the flexibility to consider a private placement of equity securities, including (i) the number of shares of Common Stock that would be issued in the private placement, even if in excess of 20% or more of the Common Stock outstanding;
(ii) the purchase price of the shares of Common Stock and (iii) the terms and conditions of any equity securities issued in the private placement. The Board of Directors has determined that it is advisable and in the best interests of the stockholders of the Company that the Board have this flexibility. In the absence of stockholder approval of this Proposal Number 2, the Board would be constrained in considering financing alternatives for the Company. Stockholders are being requested to approve this proposal by adopting the following resolutions:

       RESOLVED, that this Corporation is hereby authorized to issue shares of its common stock, $.01 par value (the "Common Stock"), and securities exercisable, convertible or exchangeable for Common Stock, that together equal 20% or more of the Common Stock outstanding prior to the issuance thereof in a private placement transaction; and it is further

       RESOLVED, that the Board of Directors of this Corporation (and/or an appropriate committee thereof) is hereby authorized to determine the terms and conditions of any such private placement transaction, including without limitation, (i) the number of shares of Common Stock that would be issued in the Private Placement (which may exceed 20% or more of the Common Stock outstanding); (ii) the purchase price of such shares of Common Stock and (iii) the other terms and conditions of any equity securities issued in the private placement.

REASONS FOR SEEKING STOCKHOLDER APPROVAL OF AN EQUITY ISSUANCE IN EXCESS OF 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK

       The Board of Directors of the Company has decided to seek stockholder approval of an issuance of Common Stock or securities exercisable, convertible or exchangeable for shares of Common Stock of the Company in a private placement transaction in order to provide the Company with the greatest flexibility in pursuing financing alternatives. If the Company is unable to complete the currently anticipated public equity financing, then in the absence of stockholder approval of Proposal Number 2, the Board would be constrained in considering financing alternatives. In considering financing alternatives, the Company would seek to comply with the rules of the Nasdaq Stock Market and to avoid a conflict with Rule 4460(i)(1)(D), which conflict could result in the removal of the Company's Common Stock from inclusion on the Nasdaq National Market. Further, given the Company's current cash position, the Board determined that, if the public financing is not completed, the Company would not be in a position to convene another special meeting of stockholders in time to meet its financing needs. Accordingly, the Board believes that stockholder approval of Proposal Number 2 will facilitate the Company's near-term financing needs and keep options open that the Company may choose to pursue, particularly if the public offering is not completed for any reason.

EFFECTS OF STOCKHOLDER APPROVAL OF AN EQUITY ISSUANCE IN EXCESS OF 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK

       If the stockholders approve Proposal Number 2, then the Company will be authorized to issue equity securities (Common Stock, or securities exercisable, convertible or exchangeable for shares of Common Stock) in a private transaction in excess of 20% of the outstanding number of shares of Common Stock. The Company does not currently have any intention or plans or proposals to issue in a private placement shares of Common Stock in excess of 20% of the outstanding number of shares of Common Stock. In the event the Company fails to obtain stockholder approval of the proposal to permit equity issuances in excess of the 20% Limitation, and the Company does not complete the anticipated public offering of Common Stock, then the Company will be required to seek alternative financings. Such financing would likely be in the form of short-term bridge loans. There can be no assurance that the Company could obtain any financing within the time required, on commercially reasonable terms, or at all. Further, even if such short term loans were obtained, the Company would be required within a short time thereafter to seek additional financing to repay such loans and to finance its operations. There can be no assurance that such additional financing could be obtained and that the Company would not again be required to seek stockholder approval to exceed the 20% Limitation.

       The Company's Common Stock currently is quoted on the Nasdaq National Market. In order to maintain quotation of the Common Stock on the Nasdaq National Market, the Company must maintain certain asset, capitalization or income tests and stock price tests. Among other requirements, the Company must maintain either (i) net tangible assets in excess of $4.0 million and a bid price of at least $1.00 per share, or (ii) a market capitalization of at least $50.0 million or total assets and total revenues of $50.0 million each, and a bid price of at least $5.00 per share. At September 30, 1998, the Company failed to meet the Nasdaq National Market net tangible asset requirement and Nasdaq has advised the Company that it does not currently meet the Nasdaq National Market quotation requirements. The Nasdaq Stock Market has made a preliminary determination to delist the Common Stock, but delisting has been stayed pending a hearing. The hearing is scheduled to occur in early March 1999. The

Company believes that if it is able to complete a public or private equity offering, then it will again meet the requirements necessary for the Common Stock to remain eligible for quotation on Nasdaq. If the Common Stock is delisted from quotation on the Nasdaq National Market, then there would be material adverse consequences for the Company, its results of operations and its financial condition. These consequences include, but are not limited to:

              - limited availability of market quotations for the Company's Common Stock;
              -      limited news and analyst coverage of the Company;
              - adverse affect on the trading market for and market price of the Company's Common Stock; and
              - adverse affect on the Company's ability to issue additional securities or secure additional financing in the future.

       If the Company is unable to obtain additional financing either through the public offering, a private placement or otherwise, the Company will not meet the Nasdaq requirements, which is likely to result in the Common Stock no longer being eligible for quotation on Nasdaq. Trading, if any, of the Common Stock would thereafter be conducted in the over-the-counter market. As a result of Nasdaq delisting, it would likely be more difficult for stockholders to dispose of or to obtain accurate quotations as to the market value of their Common Stock. Furthermore, the regulations of the Commission promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), require additional disclosure relating to the market for penny stocks. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. A disclosure schedule explaining the penny stock market and the risks associated with such securities is required to be delivered to a purchaser and various sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than to established customers and accredited investors (generally institutional investors). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

VOTE REQUIRED

       The adoption of the proposal to approve the issuance by the Company in a private placement of Common Stock, or securities exercisable, convertible or exchangeable for shares of Common Stock, in excess of the 20% Limitation, requires the approval of the affirmative vote of not less than a majority of the votes present in person or by proxy at the Special Meeting, provided that a quorum is present at the Special Meeting. An abstention or a broker non-vote will have no effect on the vote on the proposal provided that a quorum is present at the Special Meeting. Unless otherwise specified, all proxies received will be voted in favor of Proposal Number 2.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ISSUE SHARES OF COMMON STOCK (OR SECURITIES EXERCISABLE, CONVERTIBLE OR EXCHANGEABLE FOR SHARES OF COMMON STOCK) IN A PRIVATE PLACEMENT IN EXCESS OF 20% OF THE OUTSTANDING NUMBER OF SHARES OF COMMON STOCK.


                                  OTHER MATTERS

       The Company knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board of Directors may recommend.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

       The date by which stockholder proposals must have been received in order to be included in the Company's proxy statement relating to its Annual Meeting of Stockholders for the year ended December 31, 1998, has passed. Accordingly, no further stockholder proposals should be submitted to the Company for inclusion in the proxy materials for the Company's next Annual Meeting of Stockholders, expected to be held in May of this year.



                                     By Order of the Board of Directors,

                                     Robert H. Emery,
                                     Secretary

Dated:  February 19, 1998

STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                       EXHIBIT A

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         OBJECTIVE COMMUNICATIONS, INC.

     The undersigned, a natural person, for the purpose of conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, as amended, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                  ARTICLE FIRST
                                      NAME

     The name of the corporation is: Objective Communications, Inc. (the "Corporation").


                                 ARTICLE SECOND
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, Delaware, and the name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THIRD
                                     PURPOSE

     The purpose or purposes for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                  CAPITAL STOCK

     The total number of shares which the Corporation shall have authority to issue is thirty two million five hundred thousand (32,500,000) shares of capital stock, of which thirty million (30,000,000) shares shall be Common Stock, par value of $.01 per share, and two million five hundred thousand (2,500,000) shall be Preferred Stock, par value $.01 per share.

                                  ARTICLE FIFTH
                                  COMMON STOCK

     Each share of Common Stock of the Corporation, par value $0.01, that is issued and outstanding on the date and at the time at which this Third Amended and Restated Certificate of Incorporation (the "Amended Certificate") becomes effective shall be and are, by means of the Amended Certificate, automatically and without any further action on the part of the stockholders of the Corporation converted into and reconstituted as .____ (__________) fully-paid and non-assessable shares of Common Stock of the Corporation, par value $0.01, subject to the treatment of fractional interests as described below, with a resultant simultaneous change in the amount of stated capital, additional paid-in capital, and accumulated deficit of the Corporation. Each holder of a certificate or certificates which, immediately prior to the effective date of the Amended Certificate pursuant to and in accordance with the General Corporation Law of the State of Delaware) (the "Effective Date"), representing outstanding shares of Common Stock prior to the Effective Date shall be entitled to receive a certificate representing the number of new shares of Common Stock to which they shall be entitled as a result of the Amended Certificate upon presentation of the certificate representing the outstanding shares prior to the Effective Date to the Corporation's transfer agent for cancellation and exchange.

     No scrip or fractional certificates will be issued upon such conversion and reconstitution, and the number of shares of Common Stock issuable upon the effectiveness of the Amended Certificate shall be rounded down to the nearest whole share if a fractional share interest in a share of Common Stock would, except for the provisions of the preceding sentence, be deliverable upon such conversion and reconstitution, the Corporation shall pay an amount in cash equal to the fair market value of such fractional interest to each holder of shares of Common Stock to whom such fractional interest would have been deliverable, fair market to be determined by multiplying the fractional interest by the closing sale price per share of the Common Stock on the Nasdaq National Market (or such other quotation or listing system on which the Common Stock may then be listed or quoted) on the business day immediately preceding the Effective Date of the reverse stock split. Such cash payment would be made upon the surrender to the Corporation's transfer agent of stock certificates representing a fractional share interest. The ownership of a fractional share interest in a share of Common Stock will not give the holder thereof any voting, dividend or other rights except the right to receive payment therefor as described herein.

     Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Except as required by law, the holders of shares of Common Stock shall be entitled to one vote per share of Common Stock on all matters on which stockholders of the Corporation have the right to vote.

                                  ARTICLE SIXTH
                                 PREFERRED STOCK

     Section A. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors of the Corporation (the "Board"), by resolution or resolutions, may from time to time determine, each of such classes or series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other class or series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

      1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except where otherwise provided by the Board in the resolution establishing such class or series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board;

      2. The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

      3. The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

      4. Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

      5. The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

      6. The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of the Preferred Stock;

      7. The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant thereto; and

      8. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board shall determine.

   Section B. Rights of Preferred Stock.

      1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of this Article Sixth), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of this Article Sixth), and subject further to any other conditions that may be fixed in accordance with the provisions of this Article Sixth, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

      2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of this Article Sixth), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

      3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to this Article Sixth granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders.

     The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.

                                 ARTICLE SEVENTH
                                    DURATION

     The Corporation is to have perpetual existence.

                                 ARTICLE EIGHTH
                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                  ARTICLE NINTH
                                 INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and hold harmless any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE TENTH
                               BOARD OF DIRECTORS

     Section A. Classified Board. The Board of Directors shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders following the annual meeting at which such director was elected. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1999, the second class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000 and the third class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any vacancy on the Board resulting from the resignation or removal of a director may be filled by the remaining members of the Board of Directors, and the director so chosen shall hold office for the remainder of the full term of the resigning or removed director's seat.

     Section B. Vote Required for Modification of Classified Board. Any action to amend or repeal this Article Tenth will require the affirmative vote of the holders of 66- 2/3% of the outstanding shares of Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board, in which case the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of this Article Tenth.

                                ARTICLE ELEVENTH
                        LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No modifications or repeal of the provisions of this Article Eleventh shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                                 ARTICLE TWELFTH
                             RIGHTS OF STOCKHOLDERS

       From time to time any of the provisions of this Third Amended and Restated Certificate of Incorporation may be amended, altered, or replaced, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Twelfth.

       IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation which restates and integrates and also amends the provisions of the Certificate of Incorporation of the Corporation and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as the Corporation has received payment for its capital stock, has been executed by its President and Chief Executive Officer and the Secretary this ____day of ________, 1999.

                                          Objective Communications, Inc.


                                          By:
                                             ---------------------------------
                                              Name: James F. Bunker
                                              Title: President and Chief
                                              Executive Officer


                                          Attest:


                                          By:
                                             ---------------------------------
                                              Name: Robert H. Emery
                                              Title: Secretary

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         OBJECTIVE COMMUNICATIONS, INC.

                    PROXY -- SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 19, 1999

       The undersigned, a stockholder of Objective Communications, Inc., a Delaware corporation (the "Company"), does hereby appoint Robert H. Emery and James F. Bunker, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at the Company's principal executive offices, located at 50 International Drive, Portsmouth, New Hampshire 03801, on Friday, March 19, 1999 at 10:00 A.M., local time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes:

PROPOSAL 1. TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT.

       ______     FOR        _____     AGAINST             _____     ABSTAIN

PROPOSAL 2. TO APPROVE A PROPOSAL TO PERMIT THE COMPANY TO ISSUE IN A PRIVATE PLACEMENT SHARES OF COMMON STOCK (OR SECURITIES EXERCISABLE, CONVERTIBLE OR EXCHANGEABLE FOR SHARES OF COMMON STOCK) IN EXCESS OF 20% OF THE OUTSTANDING NUMBER OF SHARES OF COMMON STOCK.

       ______     FOR        _____     AGAINST             _____     ABSTAIN


3.  DISCRETIONARY AUTHORITY:

       IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER AND FURTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS GIVEN ABOVE. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT AND WILL BE VOTED "FOR" THE PROPOSAL TO PERMIT THE COMPANY TO ISSUE IN A PRIVATE PLACEMENT SHARES OF COMMON STOCK (OR SECURITIES EXERCISABLE, CONVERTIBLE OR EXCHANGEABLE FOR SHARES OF COMMON STOCK) IN EXCESS OF 20% OF THE OUTSTANDING NUMBER OF SHARES OF COMMON STOCK.

       The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated February 19, 1999.

Dated:  _______________________, 1999


-----------------------------
SIGNATURE


-----------------------------

SIGNATURE

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY MORE THAN ONE OWNER, ALL OWNERS SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                       PLEASE BE SURE TO DATE THIS PROXY.